EXHIBIT 99.A9.4

Exhibit 24(b)(5)(b)

Application for Flexible Payment Variable Accumulation Deferred Contract

Freedom Variable Annuities

Variable Annuity Application

Variable Annuity Application

Western Reserve Life Assurance Co. of Ohio
P.O. Box 9051
Clearwater, FL 33758

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THE CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.\

ANNUITY SELECTION (Required) (Check one) (if required sections are not completed, this application will be returned.)

n	WRL Freedom Access II	n	WRL Freedom Enhancer II
n	WRL Freedom Premier II	n	Other ________________________

1.	Annuitant (Required)

n Male n Female

Name

	Last	First
Middle

Address

	City	State Zip

	Social Security Number	Date of Birth

(mmddyyyy)

Daytime Phone
E-Mail Address (Optional)

2.	CONTRACT OWNER (If other than annuitant)

n Male n Female

Name

	Last	First
Middle

Address

	City	State Zip

	Social Security Number	Date of Birth

(mmddyyyy)

Daytime Phone
E-Mail Address (Optional)

3.	JOINT CONTRACT OWNER (Not available on Attainer) (Optional) (Must be spouse of owner)

n Male n Female

Name

	Last	First
Middle

Address

	City	State Zip
	Social Security Number	Date of Birth

(mmddyyyy)

Daytime Phone
E-Mail Address (Optional)

4.	BENEFICIARY DESIGNATION (Required)

Primary Beneficiary

Name
Last First
Middle

Percent Relationship to Annuitant
Last First
Middle

Percent Relationship to Annuitant
Contingent Beneficiary
Name
Last First
Middle
Relationship to Annuitant

Name
Last First
Middle
Relationship to Annuitant

5.	EXISTING COVERAGE (Required)

     n Yes     n No Does the Applicant have existing life insurance policies or annuity contracts?

6.	REPLACEMENT (Required)

     n Yes     n No Will this annuity replace or change any existing Annuity or Life Insurance?

     If yes, provide name of company and policy number

Policy #	Company

7.	TYPE OF PLAN (Required)

n Non-Qualified n SEP IRA n SIMPLE

IRA

n Roth IRA n Traditional IRA n Inherited IRA

n 403(b) (complete sections 8 and 17)

n Other ______________________________________

Indicate the source of IRA Contracts below

n Transfer (If Roth Conversion: tax year ___________________)

n Rollover/Direct Rollover n Spousal Rollover

n Contributory: tax year ____________________________

8.	PREMIUM PAYMENTS AND EMPLOYER BILLING INFORMATION (Required)

Initial Premium Payment $ ______________________. ____Employer____________________ Name _____________________

n Automatic Monthly Investing WRL Billing Number (if known)_____________________________

(complete section 13 below) Salary Deduction n Yes n No

If yes, initial salary deduction $ ______________.____

9.	TRANSFER AND WITHDRAWAL PRIVILEGES

     Your Variable Annuity Contract will automatically receive transfer and withdrawal privileges described in the prospectus unless declined below. These privileges allow you to give the registered representative/agent of record on your contract authority to make transfers, withdrawals, and to change the allocation of future payments among the subaccounts and the Fixed Account (restrictions may apply) on your behalf according to your instructions.

     n I DO NOT want transfer and withdrawal privileges as described above.

10.	DEATH BENEFIT

     Standard Death Benefit on all products unless an Optional Death Benefit Rider is selected below. (See Section 12)

OPTIONAL FEATURES

11.	ADDITIONAL INFORMATION

n Yes, Please send me a statement of additional information.

12.	RIDERS (ONLY ONE MAY BE SELECTED) (See prospectus for charges and availability)

n Additional Earnings Rider (Owner/Annuitant must be the same)

n Annual Step-Up Death Benefit Rider

n Compounding Minimum Death Benefit Rider

13.	AUTOMATIC MONTHLY INVESTING (Attach voided check)

     n I authorize the making of Premium Payments by electronic funds transfer on a monthly basis in the amount of $___________.___ beginning on the _______ day each month (except 29th, 30th, or 31st.) I have attached to this form a voided, unsigned check from the bank account to be debited. I may notify Western Reserve Life at the Administrative Office to cancel this authorization at any time. (Note: Credit Unions and savings accounts may not be eligible, please consult your banking institution.)

14.	DOLLAR COST AVERAGING (“DCA”) (See product prospectus for information regarding minimum amounts)

     (Not available if Asset Rebalancing is elected)

     I hereby request and authorize Western Reserve Life to transfer funds from the selected subaccount(s) or Fixed Account* to the portfolio(s) indicated on form APPSUPPA. The transfers are to be made on the _______ day of the month (except 29th, 30th, or 31st) for ____________ months (minimum 6 months). * No more than 1/10 of the amount in the Fixed Account at the beginning of the Dollar Cost Averaging can be transferred each month.

     Note: Complete form APPSUPPA to select portfolio(s) for Dollar Cost Averaging.

15.	ASSET REBALANCING (See product prospectus for information regarding minimum amounts)

     (Not available if Dollar Cost Averaging is elected)

     I hereby request and authorize Western Reserve Life to automatically transfer amounts from the selected subaccounts listed on form APPSUPPA on the frequency selected to maintain a desired allocation among the various subaccounts offered.

     Frequency: n Monthly          n Quarterly          n Semi-Annually          n Annually

     Note: Complete form APPSUPPA to select portfolio(s) for Asset Rebalancing.

16.	AUTOMATIC PARTIAL SURRENDERS (See product prospectus for information regarding minimum amounts)

     (Fixed Account not available for this feature) (Aggregate Partial Surrender CANNOT EXCEED 10% of the Annuity Value annually.)

     Subject to the provisions of the prospectus and this authorization, I hereby request and authorize Western Reserve Life to systematically make partial surrenders of $_______________.____ beginning (month/year) _________________ on the ________ day (except 29th, 30th, and 31st) of each frequency selected from the subaccounts listed on form APPSUPPA and to make payments to me unless a different payee is designated.

     If Automatic Partial Surrenders are elected, spousal signature is required in community property states.

Signature of Spouse Type of partial surrender: n Standard Systematic Partial Surrender n 72T/72Q	n	Required Minimum Distribution

     (Additional requirements may be necessary to effect 72T/72Q and Disclosure Form and Illustration must be included for this selection.)

     Note: Complete form APPSUPPA to select portfolio(s) for Automatic Partial Surrenders.

     ELECTION FOR RECIPIENTS OF PERIODIC PAYMENTS

     (Failure to complete this section may result in a delay of requested withdrawals)

     Amounts received as partial surrenders from non-tax qualified annuity contracts prior to the maturity date are first treated as taxable income to the extent of any gain. Additionally, a penalty tax equal to 10% of the amount treated as taxable gain will generally be imposed on partial surrenders made prior to the Owner’s age of 59 1/2.

     Check one only (Required if this option is selected)

     Even if you elect not to have Federal income tax withheld, you are liable for payment of Federal income tax on the taxable portion of your annuity payments. You may also be subject to tax penalties under the estimated tax payment rules if your payment of estimated tax and withholding, if any, is inadequate. This authorization applies only to this Western Reserve Life application/contract being applied for. I understand and agree to the terms and conditions as set forth in the prospectus.

     n I do not want to have Federal income tax withheld from my annuity partial surrender payments.

     n I do wish to have Federal income tax withheld from my annuity partial surrender payments: ____% (if no percentage is indicated, Western Reserve Life will withhold at a rate of 10%.)

     Alternate Payee Designation

     If the alternate payee is a Bank Account, please attach a voided check for direct deposit by electronic funds transfer. Note: Provide the following information only if the name of the payee differs from the Owner.

     Western Reserve Life is directed to make monthly Automatic Partial Surrender Payments to:

Payee Name or Bank (Attach voided check for bank payee) Bank Routing Number Bank Account Number Address

     City           State           Zip

17.	DISCLOSURE AND SUITABILITY FOR 403(b) PLANS ONLY

Please complete the following:

Contract Owner

Employer

1.    Type of Plan

A.    Salary Reduction 403(b) Tax Sheltered Annuity?

l Yes    l No

           If yes, Initial Salary Reduction: $________________

Premium Payments                      l Bi Weekly                      l Monthly

Other Period

Months Payments will not be received

B.    Transfer 403(b) Tax Sheltered Annuity? l Yes l No

If yes, attach replacement forms and 90-24 Transfer forms if applicable.

2.    Contribution Allowance Information

(Salary Deduction Only)

Date of Hire        Current Annual Salary

     403(b)/403(b)(7) TSA Contributions to other carriers

     Number of dependents _________________

     Occupation _________________

     Occupation last 3 years _____________________

403(b) Disclosure Statement

My Western Reserve representative has fully explained to me the distribution rules as they apply to my 403(b) contract as described in IRC Section 403(b)(11): I understand that effective January 1, 1989, IRC Section 403(b)(11) prohibits the distribution of post 1988 salary reduction elective deferrals and earnings from 403(b) contracts except in the event of one of the following:

1	attainment of age 59 1/2	5	financial hardship (in which event only the
2	separation of service		elective deferrals may be withdrawn
3	death of participant	6	retirement after age 55
4	total and permanent disability of participant	7	transferring funds to another qualified account

     I understand that other investment alternatives may be available under my employer’s 403(b) program.

     The above information is correct to the best of my knowledge and the 403(b) distribution rules have been explained.

18.	STATEMENT OF OWNER (If applicable, also complete the state specific fraud warning) (Required)

     I hereby represent my answers on this application are true and complete to the best of my knowledge and belief. I agree that this application shall be part of the annuity contract. I have received a current prospectus for the contract applied for. I understand that I should consult my own tax advisor and/or legal counsel as to the consequences of using this product in conjunction with my own particular tax or financial plan. I understand that under the contract applied for values may increase or decrease upon investment experience. I also state that the contract is in accordance with my financial objectives.

     The standard annuity option is variable account life with 120 monthly payments guaranteed. Option to change election is permitted by the contract.

     The standard maturity date is defined in the product prospectus which I have received.

     Under the penalty of perjury, I (the owner) certify that my taxpayer I.D. is correct as it appears on the application and that I am not subject to backup withholding.

     Signed in (State) Date Signed Signature of Contract Owner Signature of Joint Owner (Spouse)

19.	BROKER/DEALER INFORMATION (For registered representatives only) (Required)

     I certify that (1) the Applicant signed this completed Application in my presence; (2) I am authorized and qualified to discuss the contract herein applied for. (3) I have reviewed and determined that the annuity applied for is suitable for the owner and that any replacement indicated above is appropriate for the owner and in accordance with WRL’s replacement guidelines. I have complied with the following in connection with the replacement sales transaction: (a) I have used only company approved sales advertising. (b) I have given a copy of all sales advertising used during the presentation to the applicant, including printed copies of any electronically presented materials.

Registered Representative Signature       Date

Print RR Name, WRL RR number, Production %, State License Number (if Applicable)

Registered Representative Telephone Number

Name of Broker/Dealer              Dealer Number              Dealer Branch

Print RR Name, WRL RR Number, Production %, State License Number (If Applicable)

Registered Representative Fax Number

Do you have any reason to believe that the contract applied for is to replace any annuity contract or life policy? l Yes l No

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
P.O. BOX 9051
CLEARWATER, FLORIDA 33758

FRAUD WARNING

The following states require that contract owners acknowledge a fraud warning statement.

Please refer to the fraud warning statement for your state as indicated below.

For applicants in ARKANSAS/LOUISIANA

     Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

     Owner Signature           Joint Owner Signature (if applicable)           Date

For applicants in           COLORADO

     It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

     Owner Signature           Joint Owner Signature (if applicable)           Date

For applicants in                      DISTRICT OF COLUMBIA

     It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

     Owner Signature           Joint Owner Signature (if applicable)           Date

For applicants in           FLORIDA

     Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

     Owner Signature           Joint Owner Signature (if applicable)           Date

For applicants in           KENTUCKY, OHIO and PENNSYLVANIA

     Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     Owner Signature           Joint Owner Signature (if applicable)           Date

For applicants in           NEW JERSEY

     Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

     Owner Signature           Joint Owner Signature (if applicable)           Date

For applicants in           NEW MEXICO

     Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and criminal penalties.

     Owner Signature           Joint Owner Signature (if applicable)           Date

For applicants in           OKLAHOMA

     Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

     Owner Signature           Joint Owner Signature (if applicable)           Date

For applicants in           VIRGINIA, MAINE and TENNESSEE

     It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

     Owner Signature           Joint Owner Signature (if applicable)           Date